SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                         Date of Report: March 19, 2001

                                TRUDY CORPORATION
                                 353 Main Avenue
                           Norwalk, Connecticut 06851

                           Commission File No. 0-16056
                      Incorporated in the State of Delaware
                      Federal Identification No. 06-1007765

                            Telephone: (203) 846-2274
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ITEM 5.  OTHER EVENTS.

The Registrant announced on March 19, 2001 that its Board of Directors has approved the conversion of $2.1 million of debt owed by the Company to William
W. Burnham, President and Chief Executive Officer of the Company, and to members of his family into 70.8 million newly issued shares of the Company's Common Stock. A valuation of three cents ($0.03) per share was used for the conversion of the debt. The Company also announced the receipt of the remaining $500,000 of a $1.0 million cash infusion. See attached Exhibit 1.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   TRUDY CORPORATION

Date: March 19, 2001               BY /s/ WILLIAM W. BURNHAM
                                   ---------------------------
                                   William W, Burnham, Chairman and
                                     Chief Executive Officer


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